UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On June 13, 2007, the Board of Directors (the “Board”) of Discover Financial Services (the “Company”) approved an amendment and restatement of its bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws will become effective on the date of the distribution by Morgan Stanley of all of the common stock of the Company to holders of Morgan Stanley common stock. A description of the material provisions of the Amended and Restated Bylaws is included in the information statement filed as an exhibit to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On June 13, 2007, Philip A. Laskawy was elected to the Board. Mr. Laskawy will serve as the chairman of the Audit Committee of the Board.

There are no arrangements or understandings between Mr. Laskawy and any other person pursuant to which Mr. Laskawy was selected as a director. There are no transactions involving Mr. Laskawy that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Laskawy retired in 2001 as chairman and chief executive officer of Ernst & Young LLP. He has served as a director for General Motors Corporation since 2003 and is a member of its audit and investment funds committees. Mr. Laskawy is also a director and member of the audit and governance committees of Henry Schein, Inc., a director and member of the audit committee of Loews Corporation, and a director and member of the audit committee of The Progressive Corporation.

(e)    On June 13, 2007, Morgan Stanley Domestic Capital Inc., in its capacity as the sole stockholder of the Company, adopted the: (1) Discover Financial Services Omnibus Incentive Plan (the “Incentive Plan”); (2) Discover Financial Services Employee Stock Purchase Plan (the “ESPP”); and (3) Discover Financial Services Directors’ Compensation Plan (the “Directors’ Plan”).

A description of the material provisions of the Incentive Plan is included in the information statement filed as an exhibit to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission. A copy of the Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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A description of the material provisions of the ESPP is included in the information statement filed as an exhibit to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission. A copy of the ESPP is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Directors’ Plan provides for initial grants of restricted stock units to eligible directors upon the commencement of their service on the Board and for annual grants of restricted stock units thereafter. It also provides for annual cash retainers for eligible directors, and additional cash retainers for the lead director and the chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board. Only directors of the Company who are not employees of the Company or any affiliate of the Company are eligible to participate in the Directors’ Plan. The total number of shares of common stock of the Company subject to awards under the Directors’ Plan is 500,000, subject to adjustment in certain circumstances. A copy of the Directors’ Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference. An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the Directors’ Plan, as the plan administrators may determine.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: June 19, 2007.	By:	/s/ Chris Greene
Name: Chris Greene
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Discover Financial Services Amended and Restated Bylaws

10.1	Discover Financial Services Omnibus Incentive Plan

10.2	Discover Financial Services Employee Stock Purchase Plan

10.3	Discover Financial Services Directors’ Compensation Plan